UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Sheridan Avenue, Suite 400 Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 2, 2024, the Board of Directors (the “Board”) of Vincerx Pharma, Inc. (the “Company”) approved a plan to implement cost-controls and explore strategic alternatives to support advancing the Phase 1 study of VIP943, the Company’s CD123-targeted antibody-drug conjugate (the “Strategic Plan”). To streamline operations and focus resources, the Company has implemented a significant reduction in force of approximately 55%. As part of its review of potential strategic alternatives, the Company will consider options in addition to fundraising efforts, such as out-licensing, merger and acquisition opportunities, including reverse mergers, sales of assets and technologies, and other transactions. Employees affected by the workforce reduction will be offered separation benefits, including severance payments and payments to cover premiums for continuation of healthcare coverage for a limited period.

As a result of this Strategic Plan, the Company estimates that it will incur between $0.3 million and $0.6 million in costs primarily related to severance costs and related expenses and expects that payment of these costs will be made during the fourth quarter of 2024 and the first quarter of 2025. The estimate of the costs that the Company expects to incur, and the timing of such costs, are subject to a number of assumptions, and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Strategic Plan.

Item 8.01	Other Events.

On December 4, 2024, the Company issued a press release announcing the Company’s plan to implement cost-controls and explore strategic alternatives. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate,” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, plans, timing, and disclosure regarding strategic alternatives and the impact and expected costs of the streamlined operations and workforce reduction. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside the Company’s control.

Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to, the Company’s capital requirements and availability and sufficiency of capital; the Company’s ability to continue as a going concern; risks that the Company’s activities to evaluate and pursue potential strategic alternatives may not result in a transaction that enhances stockholder value on a timely basis or at all; risks related to the Company’s ability to reduce its costs and expenses related to its streamlined operating plan; risks that the costs related to its workforce reduction or implementation of its Strategic Plan may be greater than currently estimated or anticipated; risks associated with clinical development of the Company’s product candidates; general economic, financial, legal, political, and business conditions; and the risks and uncertainties set forth in the Form 10-Q for the quarter ended September 30, 2024 and subsequent reports filed with the Securities and Exchange Commission by the Company. Forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2024

VINCERX PHARMA, INC.

By:	/s/ Alexander A. Seelenberger
Name:	Alexander A. Seelenberger
Title:	Chief Financial Officer